EXHIBIT 10.44


                               SUBLEASE AGREEMENT

     This Sublease made the 20th day of January, 1999 (this "Sublease") by and between RMS INTERNATIONAL, INC., now doing business as VISTARMS, INC. (hereinafter called "Sublandlord") and TEL-SAVE, INC., a Pennsylvania Corporation (hereinafter called "Subtenant").

                                   WITNESSETH:

     WHEREAS, GEMINI AIR CARGO, INC., as successor-in-interest to POTOMAC FINANCIAL GROUP, L.L.C., entered into that certain Lease dated as of October 26, 1995 with Reston Plaza Office L.L.C, as successor-in-interest to Aetna Life Insurance Company, as lessor (hereinafter called "Prime Landlord"), for the lease of certain premises on the second floor of Prime Landlord's building know as Reston Plaza II, located at 12020 Sunrise Valley Drive, Suite 250, Reston, Virginia 22091 containing approximately 3,723 square feet (the "Premises") per Exhibit "A" attached to this agreement, to which lease (hereinafter the "Prime Lease") reference is hereby made as if the same were fully set forth herein;

     WHEREAS, RMS INTERNATIONAL, INC., entered into that certain Sublease commencing on January 21, 1997 with GEMINI AIR CARGO, INC., as successor-in-interest to POTOMAC FINANCLAL GROUP, L.L.C. ("First Sublandlord") for the sublease of the Premises per Exhibit "B" attached to this agreement, to which sublease (hereinafter the "First Sublease") reference is hereby made as if the same were fully set forth herein;

     WHEREAS, the parties to this Sublease have agreed that Sublandlord shall sublet the premises to Subtenant.

     NOW, THEREFORE, in consideration of the covenants set forth herein, the parties covenant agree as follows:

     1. Premises: Term. Sublandlord hereby subleases the Premises to Subtenant for term ("Term") commencing on or about the earlier of occupancy by Subtenant of the Premises or February 1, 1999 (the "Sublease Commencement Date") and ending at 11:59 p.m. E.S.T. on November 30, 2000 (the "Sublease Expiration Date'), unless sooner terminated in accordance herewith. Sublandlord has agreed to paint the interior walls of the Premises, and agrees to shampoo and clean the carpet before the Sublease Commencement Date; otherwise, Subtenant hereby accepts the Premises in their "as-is" condition.

     Sublandlord shall make available to Subtenant all parking spaces made available to it under the First Sublease, being thirteen (13) parking spaces, two (2) of which are covered, subject to the terms of Section 45 of the Prime Lease.

     2. Termination. Upon the expiration or sooner termination of the Prime Lease for any reason, or upon the surrender of the Prime Lease by Sublandlord to the Prime Landlord, at Prime Landlord's option, this Sublease Agreement and Subtenant's rights hereunder shall terminate as of the date of such expiration, termination or surrender, as the case may be, and the Subtenant shall vacate the Premises on such date.

     3. Rent. Subtenant shall pay the Sublandlord an annual rental at the rate of Ninety Four Thousand Five and 75/100 Dollars ($94,005.75) per annum ("Basic Rent"), in equal monthly installments of Seven Thousand Eight Hundred Thirty Three and 81/100 Dollars ($7,833.81) per month ("Basic Monthly Rent"), plus the Additional Rent as hereinafter defined in Paragraph 4 below (the Additional Rent and the Basic Rent hereinafter collectively referred to as "Rent"). The first installment of Basic Monthly Rent shall be due and payable upon the execution hereof. On each anniversary of the Sublease Commencement Date, the Basic Rent shall be increased by an amount equal to five percent (5%) of the Basic Rent in effect during the preceding Lease Year. Except as otherwise provided herein, Subtenant shall pay the Rent in equal monthly installments in advance on the first day of each and every month during the Term. In the event that at any time during the Term, Subtenant shall have a claim against Sublandlord, Subtenant shall have no right to deduct the amount allegedly owed Subtenant from the Rent or other sums payable to Sublandlord hereunder, it being understood and agreed that Subtenant's sole remedy in such event shall be to institute and independent action against Sublandlord therefor.

     Subtenant shall receive a rent abatement of its rent under this Sublease to the extent the First Sublandlord is entitled to a rent abatement under Article 8 and 13 of the Prime Lease. Subtenant shall have a right to terminate the Sublease to the extent the First Sublandlord is entitled to terminate the Prime Lease pursuant to Article 13 of the Prime Lease.

     4. Additional Rent. Subtenant shall not pay Tenant's Share of Property Taxes pursuant to Section 10 of the Prime Lease or Tenant's Share of Operating Costs pursuant to Section 9 of the Prime Lease. With respect to any other additional rent or other sums charged to Sublandlord, Subtenant shall pay for it at the rates charged by Prime Landlord under the Prime Lease. If Subtenant procures any additional services from the Prime Landlord, Subtenant shall pay for it at the same rates charged by the Prime Landlord and shall make such payments as Prime Landlord may direct. All sums payable by the Subtenant under this paragraph 4 shall be deemed "Additional Rent" and shall be collectable as such.

     5. Services. Except as otherwise provided herein, the only services or rights to which Subtenant is entitled under this Sublease Agreement are those to which Sublandlord is entitled as lessee under the Prime Lease and Subtenant will look solely to Prime Landlord for all such services and rights, but (at Subtenant's request) Sublandlord shall assist Subtenant with obtaining such services and rights.

     6. Permitted Uses. The Premises shall be used for general office purposes and related uses only and for no other purpose. Subtenant shall not use or occupy the Premises, nor permit the Premises to be used or occupied, for any illegal purposes or in any unlawful or illegal manor nor in any manner to create any nuisance or trespass.

     7. Compliance: Indemnification. Subtenant shall neither cause nor suffer any act or omission that would cause the Prime Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in the Prime Landlord, and Subtenant will indemnify, defend and hold Sublandlord harmless against all claims of any kind by reason of any breach or default on the part of or by Subtenant's officers, agents, employees, contractors, invitees or licensees, by reason on which the Prime Lease may be terminated or forfeited. Subtenant represents that it has read and is familiar with the terms of the Prime Lease.

     Sublandlord agrees that Sublandlord will not (i) take any action or omit to take any action which would constitute a voluntary surrender under the First Sublease or a default thereunder resulting in the termination of this Sublease and/or Subtenant's eviction hereunder or (ii) amend the First Sublease without the consent of Subtenant. Sublandlord agrees to pay in a timely fashion the base rent, additional rent and any other charges payable by Sublandlord to First Sublandlord under the First Sublease and to comply with all other obligations under the First Sublease and the Prime Lease.

     8. Hold Harmless. Subtenant hereby agrees to indemnify, defend and hold Prime Landlord and Sublandlord harmless against all costs, damages, claims, liabilities and expenses (including, without limitation, attorneys' fees) suffered by or claimed against Sublandlord, directly or indirectly, based on, arising out of or resulting from (i) Subtenant's use and occupancy of the Premises or the business conducted by Subtenant therein, (ii) any act of omission by Subtenant or Subtenant's agents, officers, employees, contractors, invitees or licensees, or (iii) any breach or default by Subtenant in the performance or observance of its covenants or obligations under this Sublease (including the covenants and obligations of the Subtenant under the Prime Lease as incorporated herein).

     9. Assignment: Subletting. Subtenant shall not assign this Sublease or sublet the Premises in whole or in part, and shall not permit Subtenant's interest in this Sublease to be encumbered or vested in any third party by operation of law or otherwise, unless prior written approval is obtained by Sublandlord, First Sublandlord and Prime Landlord.

     Notwithstanding anything contained herein to the contrary, Subtenant shall have the right (upon written notice to Sublandlord, First Sublandlord and Prime Landlord), without the requirement of obtaining any of such parties' consent,
(i) to assign this Sublease or sublease all or any portion of the Premises to an entity which is the parent of Subtenant, subsidiary of Subtenant, affiliate of Subtenant, or shall directly or indirectly control, be controlled by or be under common control with Subtenant and (ii) to assign this Sublease in connection with the sale of all or substantially all of Subtenant's business or a merger or consolidation of Subtenant (or its parent) into or with another company to such acquirer or succeeding entity.

     10. Notices. Any notice or demand which either party may or must give to the other under this Sublease Agreement shall be in writing and delivered personally or sent by registered or certified mail addressed if to Sublandlord as follows:

VistaRMS
950 Herndon Parkway
Suite 360
Herndon, Virginia 20170
Attn: Carrie Turley, Office Manager

AND IF TO SUBTENANT,  PRIOR TO THE SUBLEASE AND TO SUBTENANT  AFTER THE SUBLEASE
COMMENCEMENT DATE, AS FOLLOWS:                  COMMENCEMENT DATE, AS FOLLOWS:

Tel-Save, Inc.                                  Tel-Save, Inc.
6805 Route 202                                  12020 Sunrise Valley Drive
New Hope, Pennsylvania 18938                    Suite 250
Attn: Gabriel Battista, CEO                     Reston, Virginia 20191
                                                Attn: Gabriel Battista, CEO


with a copy in both cases to:
Arnold & Porter
555 12th  Street, N.W.
Washington, D.C. 20004
Attn: Jennifer Perkins

Either party may, by notice in writing, direct that future notices or demand be sent to a different address. Notice shall be deemed to have been given when received by the parry to whom addressed (or the date which delivery is refused, as the case may be).

     11. No Partnership. Nothing herein contained in this Sublease Agreement shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto; it being understood and agreed that no act of the parties hereto shall be deemed to created any relationship other than that of Sublandlord and Subtenant.

     12. Insurance. Subtenant agrees to maintain casualty and liability insurance coverage with respect to the Premises and with limits of liability and deductibles as required under the Prime Lease. Prior to the Sublease Commencement Date, Subtenant shall provide Sublandlord with a certificate of insurance evidencing such insurance coverage.

     13. Incorporation. Except as may be inconsistent with the terms of this Sublease Agreement, which is subject and subordinate to the Prime Lease, all the terms, covenants and conditions of the Prime Lease, excepting the provisions contained therein with respect to (a) the Security Deposit, (b) any options to renew the Term, or (c) any options to cancel the Prime Lease

(excluding the option to terminate pursuant to Section 13 of the Prime Lease), shall be applicable to this Sublease Agreement with the same force and effect as if Sublandlord were the lessor under the Prime Lease and Subtenant were the lessee thereunder; and in case of any breach by Subtenant, Sublandlord shall have all the rights against Subtenant as would be available to the lessor against the lessee under the Prime Lease, Sublandlord shall in addition, upon the occurrence of any breach by Subtenant and the failure to cure the same on or before the expiration of three (3) days notice thereof, be entitled to recover from Subtenant the cost of the removal of Subtenant and Subtenant's property from the Premises.

     14. Binding Agreement. The covenants and agreements herein contained shall bind and insure to the benefit of Sublandlord, Subtenant, and their respective executors, administrators, successors and assigns; however, this provision shall not be deemed to authorize any violation of Section 9 hereof.

     15. Complete Agreement. All prior understandings and agreements between the parties are merged within this Sublease Agreement, which alone fully and completely sets forth the understanding of the parties, and this Sublease may not be changed or terminated orally or in any manner other than by an agreement in writing and signed by the party against whom enforcement of the change or termination is sought.

     Sublandlord represents and warrants to Subtenant that the Prime Lease attached hereto as Exhibit A and the First Sublease attached hereto as Exhibit B are true, correct and complete copies thereof. Sublandlord represents and warrants to Subtenant that, to Sublandlord's knowledge, (i) there is no default by either Prime Landlord or First Sublandlord under the Prime Lease or by either First Sublandlord or Sublandlord under the First Sublease and (ii) the Prime Lease and the First Sublease are in full force and effect.

     16. Security Deposit. Upon the execution hereof, Subtenant shall deliver to Sublandlord a security deposit in the amount of Seven Thousand Eight Hundred Thirty-Three and 81/100 Dollars ($7,833.81) (the "Security Deposit") as security for the payment and performance by Subtenant of all of its obligations, covenants, conditions and agreements hereunder. The Security Deposit shall not be considered a prepayment of rent or a limit on Subtenant's liability under the Sublease or as liquidated damages. If there is an event of default by Subtenant hereunder, Sublandlord shall have the right, but shall not be obligated, to apply the Security Deposit as is reasonably necessary to cure such default, in which event Subtenant shall be obligated to promptly deliver to Sublandlord the cash amount necessary to restore the Security Deposit to its original amount, the Subtenant's failure to do so within ten (10) days after notice of demand therefor from Sublandlord shall constitute an event of default under the Sublease entitling Sublandlord without further notice to all of its remedies under the Sublease; provided, however, such defaults and Subtenant's liability under the Sublease shall thereby be discharged only pro tanto and Subtenant shall remain liable for any amounts that said Security Deposit shall be insufficient to pay. Sublandlord agrees to return the Security Deposit to Subtenant within fifteen (15) days of the Sublease Expiration Date. In addition, Sublandlord agrees to pay Subtenant all accrued interest collected on the Security Deposit, net of taxes.

     17. Brokers. Upon execution of this Sublease by both parties, Sublandlord shall pay to Grubb and Ellis a commission as set forth in a separate agreement between Sublandlord and said brokers, for brokerage services rendered to Sublandlord in this transaction. Except as aforesaid, the parties represent and warrant to each other that they have dealt with no other broker or finder in connection with this transaction.

     18. Prime Landlord's and First Sublandlord's Consent. It is understood and agreed by the parties hereto that acceptance of this Sublease by the Sublandlord shall be subject to the consent of the Prime Landlord pursuant to Section 20 of the Prime Lease and of the First Sublandlord pursuant to the First Sublease. Sublandlord shall not be liable in any manner to Subtenant should Prime Landlord or First Sublandlord reject the Sublandlord's request for approval of this Sublease. Subtenant shall use reasonable efforts to cooperate with Sublandlord to provide the information required by Prime Landlord with respect to this Sublease. Sublandlord hereby acknowledges to First Sublandlord that, notwithstanding this Sublease, Sublandlord shall in no way be released or relieved, in whole or part, from Sublandlord's covenants as "Subtenant" under the First Sublease. In the event Prime Landlord or First Sublandlord refuses to consent to this Sublease, then upon ten (10) days following written notice thereof from Sublandlord, Subtenant shall vacate the Premises. Notwithstanding the foregoing, in the event that Subtenant fails to vacate the Premises, within such ten (10) day period (i) Prime Landlord or Sublandlord may forthwith reenter and take possession of said Premises, and (ii) Subtenant shall pay Sublandlord an amount equal to twice the monthly payment of Basic Monthly Rent in effect immediately prior to the expiration of the Term, however, the foregoing shall not be deemed to limit Subtenant's liability arising from any wrongful holding over. This Sublease may be executed in two or more counterparts, each of which when incorporated together shall constitute an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written:

WITNESS:                                  SUBLANDLORD:

                                          VistaRMS, Inc.


By:                                       By:                            [Seal]
   ----------------------------              ----------------------------
                                             Its: President


WITNESS:                                  SUBTENANT::

                                          Tel-Save, Inc.


By:                                       By:                            [Seal]
   ----------------------------              ----------------------------
                                             Its:
                                                 ------------------------

                            CONSENT OF PRIME LANDLORD


     Reston Plaza Office L.L.C. (the "Prime Landlord"), owner of the Premises hereinabove subleased and Prime Landlord under the Prime Lease, in accordance with the provision of Section 20 of the Prime Lease, hereby consents to this Sublease Agreement upon the terms stated herein, and such approval is being issued on the condition that neither Gemini Air Cargo, L.L.C. nor RMS International, Inc. (dba Vistarms, Inc.) shall be relieved from primary liability for all obligations of the Tenant under the Prime Lease and on the condition that this approval does not amend or modify the actual terms of the Prime Lease in any manner.

     In accordance with Section 20 of the Prime Lease, Tel-Save, Inc. shall be directly liable to Prime Landlord for all obligations of Gemini Air Cargo, L.L.C. under the Prime Lease and Tel-Save, Inc. by executing the Sublease Agreement, hereby assumes all such obligations. Tel-Save, Inc. acknowledges that such obligations include, without limitation, the obligation under Section 20 of the Prime Lease to pay directly to Prime Landlord, as "Additional Rent," fifty percent (50%) of the excess of (i) the "Basic Rent" payable under the Sublease Agreement over (ii) the "Basic Rent" payable under the Prime Lease.

                                  PRIME LANDLORD:

                                  RESTON PLAZA OFFICE, L.L.C.


WITNESS:                          By:       LASALLE ADVISORS
                                            LIMITED
                                            PARTNERSHIP, Advisor and
                                            Duly Authorized Agent


                                  By:
------------------------------       ---------------------------------

                                  Name:      David L. Reahl
                                       -------------------------------

                                  Title:     Vice President
                                        ------------------------------

                           CONSENT OF GEMINI AIR CARGO

     Gemini Air Cargo, Inc., First Sublandlord of the Premises hereinabove subleased in accordance with the terms of the First Sublease hereby consents to this Sublease Agreement upon the terms stated herein, and such approval is being issued on the condition that RMS International, Inc., now doing business under VistaRMS, Inc., will not be relieved from primary liability for all obligations of the Subtenant under the First Sublease Agreement and on the condition that this approval does not amend or modify the actual terms of the First Sublease in any manner.

     The undersigned agrees that it will not be relieved from primary liability for all obligations of the Tenant under the Prime Lease.

                                       FIRST SUBLANDLORD:

                                       GEMINI AIR CARGO, INC.

WITNESS:


                                  By:
------------------------------       ---------------------------------

                                  Name:
                                       -------------------------------

                                  Title:
                                        ------------------------------